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CONTACT                                                             EXHIBIT 99.2
Jeffrey F. Cox
Tel: (408) 956-6688





                         SOLECTRON ANNOUNCES OFFERING OF
                         CONVERTIBLE SUBORDINATED NOTES


     Milpitas, California, February 8, 1996 - Solectron Corporation (NYSE-SLR) today announced that it intends, subject to market and other conditions, to raise approximately $200,000,000 through the sale of convertible subordinated notes to institutional investors and non-U.S. investors (up to $230,000,000 if an over-allotment option to be granted is exercised in full). The notes will be convertible into Solectron Common Stock.

     The securities to be offered will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act of 1933 and applicable state securities laws or available exemptions from registrations.






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